Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Registration Statement filed on Form N-1A with the Securities and Exchange Commission in the Post-effective Amendment No. 42 to the Registration Statement of ProFunds under the Securities Act of 1933.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Columbus, Ohio July 26, 2005